The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration No.: 333-185856

Subject to completion, dated September 23, 2013

Preliminary Prospectus Supplement

(To Prospectus dated January 3, 2013)

2,750,000 Shares

SYNAGEVA BIOPHARMA CORP.

Common Stock

We are offering up to 2,750,000 shares of our common stock in this offering.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “GEVA.” On September 20, 2013 the last reported sale price of our common stock was $53.14 per share.

Entities affiliated with one of our directors, Felix Baker, have indicated an interest in purchasing an aggregate of approximately 34% of the common stock offered in this offering at the price offered to the public. Because these indications are not binding agreements or commitments to purchase, any or all of these entities may elect not to purchase any shares in this offering, or the underwriters may elect not to sell any shares in this offering to any or all of these entities. In the event that these entities confirm their interest, we will request that the underwriters sell to them such percentage of the common stock offered in this offering.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-6 of this prospectus supplement and the risk factors described in the other documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount and commissions	$	$
Proceeds, before expenses, to us	$	$

We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional 412,500 shares of common stock at the public offering price less the underwriting discount and commissions.

We estimate the expenses of this offering, excluding underwriting discount and commissions, will be approximately $250,000.

Delivery of the securities is expected to be made on or about             , 2013, subject to the satisfaction of certain conditions.

Goldman, Sachs & Co.

The date of this prospectus supplement is                     , 2013.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which does not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the common stock being offered and other information you should know before investing in our common stock. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information.”

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated into each by reference, and any free writing prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our common shares. Our business, financial condition, liquidity, results of operations and prospects may have changed.

All references in this prospectus supplement or the accompanying prospectus to “Synageva,” the “Company,” “we,” “us,” or “our” mean Synageva BioPharma Corp., unless we state otherwise or the context otherwise indicates.

S-ii

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus supplement, in the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you before investing in our securities. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the securities we are offering as well as information regarding our business and detailed financial data.

You should read this prospectus supplement and the accompanying prospectus including the risk factors beginning on page S-6 and the information incorporated by reference herein and therein, including the financial statements and related notes, in their entirety.

Our Business

We are a biopharmaceutical company focused on the discovery, development, and commercialization of therapeutic products for patients with rare diseases for which there is high unmet medical need. Our most advanced pipeline programs are enzyme replacement therapies for lysosomal storage diseases (LSDs). Our lead program, sebelipase alfa, is in global Phase 3 clinical trials and our next program, SBC-103, is in the late stages of preclinical testing and we anticipate this program to enter into the clinic during the first half of 2014.

We plan to accelerate the build of a global company focused on rare diseases. In addition to progressing our current programs, we plan to continue building our global commercial and medical affairs infrastructure, expand our manufacturing capabilities and accelerate the development of additional rare disease programs using our proprietary technology platform.

1.	Initiating 5-10 New Programs. We have identified several new rare disease target programs. These disease targets are characterized by significant morbidity and mortality. We select programs based on a number of criteria, including but not restricted to the following:

•	Rare disease with high unmet medical need

•	Clinical endpoint and/or highly relevant biomarker endpoint which can be achieved with a small number of patients in the shortest amount of time

•	Definable path to registration

•	Attractiveness of commercial opportunity

•	Ability to make a meaningful impact on the lives of patients

Leveraging Proprietary Manufacturing Platform. Our ability to initiate new programs is based on our proprietary manufacturing platform. This platform can produce glycoproteins with favorable structural properties for bio-distribution and cell-targeting including the production of some protein therapeutics where cell culture manufacturing was either difficult or not feasible. The platform is capable of producing proteins with consistent characteristics that we believe provides the competitive advantages of a robust and flexible system that is both scalable and capital efficient. Given these advantages, we seek to maximize the platform’s potential by increasing the number of protein candidates initiated in the system to determine which candidate or candidates may be suitable for advancing into pre-clinical and clinical development.

2.	Advancing Existing Early Stage Pipeline Programs. In addition to our two most advanced programs, we have multiple ongoing research programs at different stages of preclinical development. As these programs continue to progress, investments are required to advance them to the next inflection point.

3.	Continued Progress with Lead Programs. We have retained the worldwide rights to all of our programs, including our lead programs which include (i) a Phase 3 clinical trial program evaluating sebelipase alfa for the treatment of children and adults suffering from a rare genetic disease, lysosomal acid lipase deficiency (LAL Deficiency), (ii) a Phase 2/3 open label clinical trial evaluating sebelipase alfa in infants with LAL Deficiency and (iii) our SBC-103 program, another enzyme replacement therapy for an LSD known as mucopolysaccharidosis type IIIB (MPS IIIB), or Sanfilippo B, which we anticipate will enter into the clinic during the first half of 2014.

As a result of these increased investments, we anticipate our expenses in 2014 will be significantly greater than those in 2013, although our expenditures will depend on multiple factors, including those identified under the heading “Risk Factors”.

Sebelipase Alfa Program: In February 2013, we announced the start of enrollment and the first patient dosed in the ARISE (Acid Lipase Replacement Investigating Safety and Efficacy) trial. ARISE is a global, Phase 3, randomized, double-blind, placebo-controlled study of sebelipase alfa in children and adults with LAL Deficiency. LAL Deficiency is a rare autosomal recessive LSD caused by a marked decrease in LAL enzyme activity. LAL Deficiency presenting in children and adults, sometimes called Cholesteryl Ester Storage Disease (CESD), is an underappreciated cause of cirrhosis and accelerated atherosclerosis. Infants with LAL Deficiency, sometimes called Wolman disease, suffer from the most rapidly progressive form of LAL Deficiency which is usually fatal within the first six months of life.

The ARISE trial is designed to enroll 50 patients (children and adults) with LAL Deficiency. We are now narrowing our guidance to complete enrollment during the first half of 2014 compared to our previous guidance of completing enrollment sometime during 2014.

Patients enrolled in the trial are randomized to every other week infusions of either sebelipase alfa (1 mg/kg) or placebo on a one-to-one basis for the double-blind treatment period of 20 weeks. Results from the double-blind period are intended to be used to demonstrate efficacy and safety in support of global regulatory submissions for product registration. Patients who participate in the trial may qualify to enter a long-term, open-label extension period. The primary endpoint of the trial is normalization of alanine aminotransferase (ALT), a marker of liver damage, which will be measured at the completion of the double-blind treatment period (week 20). Key secondary endpoints include the reduction from baseline to week 20 in LDL-C, non-HDL-C, triglycerides, normalization of aspartate transaminase (AST) and the increase in HDL-C. Additional secondary endpoints, including reductions in liver fat content and liver volume and improvements in liver pathology, will be examined in a proportion of patients who undergo these assessments. Deficiency of LAL enzyme activity is intended to be confirmed during screening with a dried blood spot biochemical enzyme activity assay performed by Laboratory Corporation of America Holdings, the central diagnostic testing laboratory performing the tests.

In addition to the ARISE trial, we conducted a Phase 1/2 trial and have an ongoing extension study in adults with LAL Deficiency. Patients in the Phase 1/2 trial were predominantly male with a mean age of 32 years (range 19-45). Eight of the nine patients had a history of hepatomegaly, and two of the nine patients had evidence of more advanced liver disease, including cirrhosis and portal hypertension. Seven patients had a history of other cardiovascular conditions. Seven of the nine patients were receiving treatment with lipid modifying therapies including ezetimibe, statins, and other medications. After completing four weeks of treatment in the initial trial and at least four weeks of a post-treatment observation period, patients were allowed to receive continued treatment with sebelipase alfa by enrolling in a long-term and still on-going, open-label extension study.

Eight of nine patients continued treatment with sebelipase alfa as part the extension study. The ninth patient delayed entering the extension study and, while off treatment, experienced progression of liver disease requiring an urgent liver transplant. As previously reported, one patient paused treatment but has recently been deemed eligible to resume treatment by an independent safety committee. With seven of the eight patients enrolled in the extension study completing one full year of treatment, the results continue to show reduction in liver damage and improvement in the dyslipidemia associated with LAL Deficiency. At one year of treatment with sebelipase alfa, patients had sustained reductions in both ALT and AST, frequently into the normal range, with mean percentage decreases in ALT and AST from the pre-treatment baseline to month 12 of the extension study of 58% and 40%, respectively (p=0.016 for both comparisons).

In addition, sebelipase alfa maintained improvement in dyslipidemia associated with LAL Deficiency by reducing the mean levels of LDL from the pre-treatment baseline of 144 mg/dL (range 70-300) to 50 mg/dL (range 17-79) at month 12 of the extension study and by reducing the mean levels of triglycerides from the pre-treatment baseline of 152 mg/dL (range 80-277) to 91 mg/dL (range 43-166) at month 12 of the extension study. Sebelipase alfa increased mean levels of HDL from the pre-treatment baseline of 35 mg/dL (range 22-49) to 45 mg/dL (range 32-63) at month 12 of the extension study. These results translated into mean percentage decreases from the pre-treatment baseline to month 12 of the extension study in LDL of 60% (p=0.016) and triglycerides of 36% (p=0.047), as well as a mean increase in HDL of 29% (p=0.016).

Sebelipase alfa was generally well tolerated throughout the initial 12 months of the extension study. The majority of adverse events were mild and unrelated to sebelipase alfa. Infusion-related reactions were uncommon and the majority were gastrointestinal events (diarrhea, abdominal cramping) of mild severity. No anti-drug antibodies have been detected in any patients tested to date in either the initial portion or extension portion of the Phase 1/2 study. A single patient during the extension study developed acute cholecystitis and cholelithiasis (two serious adverse events) which were later treated with elective cholecystectomy. These two serious adverse events were considered unlikely related to sebelipase alfa. This patient continues treatment with sebelipase alfa without a change in dosing and administration.

We are currently enrolling infants with LAL Deficiency (also known as Wolman Disease) in a Phase 2/3 open-label trial with sebelipase alfa. We have presented data for the first of the infants due to the fact that the infant started treatment on a compassionate use basis before the initiation of clinical trials with sebelipase alfa. This infant has received weekly infusions since April 2011, initially as part of the compassionate use program and now as part of the Phase 2/3 trial. The infant has tolerated the treatment well and continues to demonstrate normalization of growth and improvements in other disease-related abnormalities consistent with sebelipase alfa’s preclinical data.

Sebelipase alfa has been granted orphan designation by the U.S. Food and Drug Administration (FDA), the European Medicines Agency (EMA), and the Japanese Ministry of Health, Labour and Welfare. Additionally, sebelipase alfa received fast track designation by the FDA, and Breakthrough Therapy designation by the FDA for early onset (or infants with) LAL Deficiency.

SBC-103 Program: Our SBC-103 program is another enzyme replacement therapy for an LSD known as mucopolysaccharidosis type IIIB (MPS IIIB), or Sanfilippo B. The mucopolysaccharidoses (MPS) consist of a group of rare LSDs caused by a deficiency of enzymes needed to break down complex sugars called glycosaminoglycans. The MPS III syndromes (also known as Sanfilippo syndromes) share complications with other MPS diseases but represent a clinically distinct subset with marked central nervous system degeneration. Mucopolysaccharidosis IIIB (MPS IIIB, also known as Sanfilippo B syndrome) is caused by a marked decrease in alpha-N-acetyl-glucosaminidase (NAGLU) enzyme activity which leads to the buildup of abnormal sugars called heparan sulfate disaccharides (HSD) in the brain and other organs. The accumulation of abnormal HSD, in the central nervous system and other tissues, leads to severe cognitive decline, behavioral problems, speech loss, increasing loss of mobility, and premature death. There are no approved therapies for MPS IIIB.

SBC-103 is a recombinant form of the human NAGLU enzyme which we are developing as an enzyme replacement therapy for MPS IIIB. Using various dosing approaches, including intravenous administration, SBC-103 reduced HSD substrate storage in the brains, liver and kidney tissues in an MPS IIIB animal model. SBC-103 has been granted orphan designation by the FDA and the EMA. We plan to be in clinical trials with SBC-103 during the first half of 2014.

Our planned activities and investments have risks and uncertainties including those described in the “Risk Factors” section of this prospectus supplement.

We are headquartered in Lexington, Massachusetts, and our principal offices are located at 33 Hayden Avenue, Lexington, Massachusetts 02421 and our telephone number is (781) 357-9900. Information contained on or accessible through our website, www.synageva.com, is not part of this prospectus supplement and accompanying prospectus.

The Offering

Issuer	Synageva BioPharma Corp.
Common stock we are offering	2,750,000 shares
Underwriters’ option to purchase additional shares	412,500 shares
Common stock to be outstanding after this offering	30,254,948 shares, or 30,667,448 if the underwriters’ option to purchase additional shares is exercised in full.
Use of proceeds	We currently intend to use the net proceeds of this offering for general corporate purposes, which may include expanding our infrastructure to benefit sebelipase alfa and the rest of our platform, supporting the advancement of SBC-103 and accelerating our early-stage programs and leveraging our platform technology to initiate multiple new pipeline programs. See “Use of Proceeds”.
Insider participation	Entities affiliated with one of our directors, Felix Baker, have indicated an interest in purchasing an aggregate of approximately 34% of the common stock offered in this offering at the price offered to the public. Because these indications are not binding agreements or commitments to purchase, any or all of these entities may elect not to purchase any shares in this offering, or the underwriters may elect not to sell any shares in this offering to any or all of these entities. In the event that these entities confirm their interest, we will request that the underwriters sell to them such percentage of the common stock offered in this offering.
Risk Factors	See the “Risk Factors” section of this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.
NASDAQ Global Select Market symbol	GEVA

The number of shares of common stock shown above to be outstanding after this offering is based on 27,504,948 shares outstanding as of September 19, 2013 and excludes:

•	2,803,242 shares of our common stock subject to options outstanding as of September 19, 2013 having a weighted average exercise price of $32.80 per share;

•	1,089,627 shares of our common stock that have been reserved for issuance in connection with future grants under our stock option plans as of September 19, 2013.

Unless we specifically state otherwise, all information in this prospectus supplement assumes that the underwriters do not exercise the option to purchase up to an additional 412,500 shares of our common stock.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed below and all of the other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 14, 2013, as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed after such Annual Report. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus. See “Note Regarding Forward-Looking Statements” for a discussion of certain qualifications regarding such statements.

Risks Related to Our Business

We are largely dependent on the success of sebelipase alfa. All of our product candidates, including sebelipase alfa, are still in either preclinical or clinical development. Clinical trials of our product candidates may not be successful. If we are unable to commercialize sebelipase alfa, or experience significant delays in doing so, our business will be materially harmed.

Our business prospects are largely dependent upon the successful development and commercialization of sebelipase alfa. We are currently enrolling patients in our global ARISE (Acid Lipase Replacement Investigating Safety and Efficacy) clinical trial, a randomized, double-blind, placebo-controlled Phase 3 trial of sebelipase alfa in children and adults with LAL Deficiency. We are currently enrolling infants with LAL Deficiency in a Phase 2/3 open-label trial with sebelipase alfa. Before we can commercialize product candidates, including sebelipase alfa, we need to:

•	conduct substantial research and development;

•	undertake preclinical and clinical testing and other costly and time consuming measures;

•	scale-up manufacturing processes; and

•	pursue and obtain marketing and manufacturing approvals and, in some jurisdictions, pricing and reimbursement approvals.

This process involves a high degree of risk and takes many years. Our product development efforts with respect to a product candidate may fail for many reasons, including:

•	failure of the product candidate in preclinical studies;

•	failure of later trials to confirm positive results from earlier preclinical studies or clinical trials;

•	delays or difficulty enrolling patients in clinical trials, particularly for disease indications with small patient populations;

•	failure to identify a sufficient number of patients who meet the clinical trial enrollment criteria and/or who would support commercial launch and subsequent commercialization efforts;

•	patients exhibiting adverse reactions to the product candidate or indications of other safety concerns;

•	insufficient clinical trial data to support the safety, effectiveness or superiority of the product candidate;

•	inability to manufacture sufficient quantities of the product candidate for development or commercialization activities in a timely and cost-efficient manner, if at all;

•

inability to produce, or sufficiently test, comparable or consistent drug materials derived from different manufacturing facilities operated by us or from processes run by our third party manufacturing partners which could impact our ability or timing with respect to receiving regulatory approval for our product candidates;

•	failure to obtain, or delays in obtaining, the required regulatory approvals for the product candidate, the facilities or the processes used to manufacture the product candidate; or

•	changes in the regulatory or pricing and reimbursement environments could make development of a new product or further development of an existing product for a new indication no longer desirable.

Few research and development projects result in commercial products, and success in preclinical studies or early clinical trials often is not replicated in later studies.

We may decide to abandon development of a product candidate or service at any time, or we may be required to expend considerable resources repeating clinical trials or conducting additional trials, either of which would increase costs of development and delay any revenue from those programs.

In addition, a regulatory authority may deny or delay an approval because it is not satisfied with the structure or conduct of clinical trials or due to its assessment of the data we supply. A regulatory authority, for instance, may not believe that we have adequately addressed safety signals or shown sufficient efficacy in the patient population studied in the clinical trial. Clinical data is subject to varied interpretations, and regulatory authorities may disagree with our assessments of data. In any such case, a regulatory authority could insist that we provide additional data, which could substantially delay or even prevent commercialization efforts, particularly if we are required to conduct additional pre-approval clinical studies.

The results of our clinical trials may not prove sufficient to obtain regulatory approval of our product candidates, and subsequent trials may fail to replicate promising data seen in earlier preclinical studies and clinical trials.

Interim data from an ongoing Phase 1/2 extension study with sebelipase alfa in adults with LAL Deficiency provided encouraging results regarding safety and tolerability as well as effects consistent with preclinical findings and the known mechanism of action for LAL. We are currently enrolling the global ARISE clinical trial, a randomized, double-blind, placebo-controlled Phase 3 trial of sebelipase alfa in children and adults with LAL Deficiency. Our Phase 2/3 trial in infants with LAL Deficiency is currently on-going. We also are developing other product candidates for other rare diseases, including SBC-103 targeting a disease known as MPS IIIB, or Sanfilippo B. In February 2013, we presented initial preclinical data from the SBC-103 program that shows that dosing with SBC-103 reduces the accumulation of substrate in the brain of an MPS IIIB animal model.

Promising results in our preclinical studies or clinical trials may not be replicated in ongoing and future studies or trials, and final data analysis may differ from interim data analysis. Even if our additional trials of sebelipase alfa are conducted and completed as planned, the results may not meet the primary endpoint or otherwise not prove sufficient to obtain regulatory approval or result in a restricted product label that could negatively impact commercialization. Success in preclinical testing does not ensure success in clinical trials, and success in early stage clinical trials does not ensure success in later clinical trials. This can be the result of a variety of reasons, including variations in patient populations, adjustments to clinical trial protocols or designs as compared to earlier testing or trials, or the use of additional trial sites or investigators. Phase 3 clinical trials often fail to replicate encouraging results seen in preclinical studies and early clinical trials. We will incur substantial expenses moving our product candidates through stages of development, with no assurance that any of our product candidates will ultimately be commercialized. Future studies may, for example, indicate safety concerns that regulatory authorities view as unacceptable. Final data analysis of our completed, ongoing and future clinical trials may fail to demonstrate that our product candidates are sufficiently safe and effective for pursued indications. Any such failure could cause us to abandon a product candidate, substantially delay development of other product candidates, or require substantial expenditures to conduct additional trials. Both preclinical and clinical data are often susceptible to varying interpretations that may delay, limit or prevent regulatory approvals or commercialization. Any delay in, or termination of, our clinical trials would delay our obtaining regulatory approval of the affected product candidate and, consequently, our ability to commercialize that product candidate and potentially our other product candidates. Development and commercialization of therapies for rare diseases requires expenditure of significant funds with no assurance of success.

We may find it difficult to enroll patients in our clinical trials.

Sebelipase alfa is being developed to treat LAL Deficiency, which is very rare. Studies by investigators who screened various populations for a common mutation that causes LAL Deficiency indicate a prevalence range of 1:40,000 to 1:300,000 for LAL Deficiency in children and adults. There is no prevalent population for infants with LAL Deficiency, since these infants almost never survive beyond the first year of life. Potential patients for our product candidates, including sebelipase alfa, may not be adequately diagnosed or identified with the diseases being targeted by our product candidates. We may not be able to initiate or continue clinical trials if we are unable to locate a sufficient number of eligible patients to participate in the clinical trials required by the FDA or other non-U.S. regulatory agencies. In addition, the process of finding and diagnosing patients may prove costly. We are currently enrolling patients in the ARISE trial, a randomized, double-blind, placebo-controlled Phase 3 trial of sebelipase alfa in children and adults with LAL Deficiency. We are currently enrolling infants with LAL Deficiency, also known as Wolman disease, in a Phase 2/3 open-label trial with sebelipase alfa. Our inability to enroll a sufficient number of patients for any of our current or future clinical trials would result in significant delays or may require us to abandon one or more clinical trials altogether.

If our preclinical studies do not produce positive results, if our clinical trials are delayed or if serious side effects are identified during drug development, we may experience delays, incur additional costs and ultimately be unable to commercialize our product candidates.

Before obtaining regulatory approval for the sale of our product candidates, we must conduct, at our own expense, extensive preclinical tests to demonstrate the safety of our product candidates in animals, and clinical trials to demonstrate the safety and efficacy of our product candidates in humans. Preclinical and clinical testing is expensive, difficult to design and implement, and can take many years to complete. A failure of one or more preclinical studies or clinical trials can occur at any stage of testing. We may experience numerous unforeseen events during, or as a result of, preclinical testing and the clinical trial process, which could delay or prevent our receipt of regulatory approval for, or the commercialization of, our product candidates, including:

•

our preclinical tests or clinical trials may produce negative or inconclusive results, and we may decide to conduct, or regulators may require, additional preclinical testing or clinical trials, or we may abandon projects that we expect to be promising;

•	a regulatory authority or institutional review board may not authorize us to commence a clinical trial or conduct a clinical trial at a prospective trial site;

•

conditions imposed on us by the FDA or any non-U.S. regulatory authority regarding the scope or design of our clinical trials may require us to resubmit our clinical trial protocols to institutional review boards for re-inspection due to changes in the regulatory environment;

•

the number of patients required for clinical trials may be larger than we anticipate or are able to enroll, or participants may drop out of, or not qualify for, clinical trials at a higher rate than we anticipate;

•	our third-party contractors or clinical investigators may fail to comply with regulatory requirements or fail to meet their contractual obligations to us in a timely manner or at all;

•

we might have to suspend or terminate one or more of our clinical trials if we, a regulatory authority or an institutional review board determine that the participants are being exposed to unacceptable health risks;

•	a regulatory authority or institutional review board may require that we hold, suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements;

•	the cost of our clinical trials may be greater than we anticipate;

•

the supply or quality of our product candidates or other materials necessary to conduct our clinical trials may be insufficient or inadequate or we may not be able to reach agreements on acceptable terms with prospective contract manufacturing organizations;

•	we may not be able to reach agreements on acceptable terms with prospective clinical research organizations; or

•	the effects of our product candidates may not be the desired effects, may include undesirable side effects, or the product candidates may have other unexpected characteristics.

If we are required to conduct additional clinical trials or other testing of our product candidates beyond those that we currently contemplate or are unable to successfully complete our clinical trials or other testing or if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may:

•	be delayed in obtaining, or may not be able to obtain, marketing approval for one or more of our product candidates;

•	obtain approval for indications that are not as broad as intended or entirely different than those indications for which we sought approval; or

•	have the product removed from the market after obtaining marketing approval.

Our product development costs will also increase if we experience delays in testing or approvals. We do not know whether any preclinical tests or clinical trials will be initiated as planned, will need to be restructured or will be completed on schedule, if at all. Due to the limited term of a patent, significant preclinical or clinical trial delays could also shorten the period of time from marketing approval to patent expiration, during which we may benefit from patent protection of our product candidates. Such delays could allow our competitors to bring products to market before we do and impair our ability to commercialize our products or product candidates.

We have neither obtained marketing approval, nor commercialized any of our current rare disease product candidates.

We have neither obtained marketing approval nor commercialized any of our current product candidates and do not expect to receive marketing approval or generate revenue from the direct sale of our products, including sebelipase alfa, for several years, if ever. We still have only limited experience in conducting clinical trials for sebelipase alfa even though we are currently enrolling patients in the ARISE trial, a randomized, double-blind, placebo-controlled Phase 3 trial of sebelipase alfa in children and adults with LAL Deficiency. We are also currently enrolling infants with LAL Deficiency in a Phase 2/3 open-label trial with sebelipase alfa. Additionally, we are conducting preclinical studies with other product candidates for various other indications. Our limited experience might prevent us from successfully designing or implementing a clinical trial for any of these diseases. We may not be able to demonstrate that our product candidates meet the appropriate standards for regulatory approval. If we are not successful in conducting and managing our preclinical development activities or clinical trials or obtaining regulatory approvals, we might not be able to commercialize our lead programs, or might be significantly delayed in doing so, which will materially harm our business.

If we infringe the rights of third parties we might have to forgo selling our future products, pay damages, or defend litigation.

If our product candidates, methods, processes, or other technologies infringe the proprietary rights of other parties, we could incur substantial costs and might have to:

•	obtain rights or licenses from such third parties, which might not be available on commercially reasonable terms, if at all;

•	abandon an infringing product candidate;

•	redesign products or processes to avoid infringement;

•	stop using the subject matter claimed in the patents held by others;

•	pay damages; and/or

•	engage in litigation or administrative proceedings which might be costly whether we win or lose, and which could result in a substantial diversion of financial and management resources.

Any of these events could substantially harm our earnings, financial condition, and operations.

If the market opportunities for our product candidates are smaller than we believe they are, our revenues may be adversely affected and our business may suffer.

We focus our research and product development on treatments for rare diseases. Our projections of both the number of people who have these diseases, as well as the subset of people with these diseases who have the potential to benefit from treatment with our product candidates, are based on estimates. Currently, most reported estimates of the prevalence of these diseases are based on studies of small subsets of the population of specific geographic areas, which are then extrapolated to estimate the prevalence of the diseases in the broader world population. For example, studies estimate the prevalence of LAL Deficiency in children and adults to be between 1:40,000 and 1:300,000. These estimates may prove to be incorrect and new studies may change the estimated prevalence of these diseases. If the estimates are incorrect, and the prevalence rate is lower than we anticipate, our commercial business may suffer.

The commercial success of any product candidate that we may develop, including sebelipase alfa, will depend upon the degree of market acceptance by physicians, patients, third party payors and others in the medical community.

Any future product that we may bring to the market, including sebelipase alfa, may not gain market acceptance by physicians, patients, third party payors and others in the medical community. If our products do not achieve an adequate level of acceptance, we may not generate significant product revenue and may not become profitable. The degree of market acceptance of these product candidates, if approved for commercial sale, will depend on a number of factors, including:

•	the prevalence and severity of any side effects of the product, including any limitations or warnings contained in a product’s approved labeling;

•	the efficacy and potential advantages over alternative treatments;

•	relative convenience and ease of administration;

•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

•	the strength of marketing and distribution support and timing of market introduction of competitive products;

•	publicity concerning our products or competing products and treatments; and

•	sufficient third party insurance coverage or reimbursement in the countries or geographies where patients live.

Even if a potential product displays a favorable efficacy and safety profile in preclinical and clinical trials, market acceptance of the product will not be known until after it is launched. Our efforts to educate the medical community and third party payors on the benefits of the product candidates may require significant resources and may never be successful. Such efforts to educate the marketplace may require more resources than are required by the conventional technologies marketed by our competitors.

Uncertainties relating to third-party reimbursement and health care reform measures could limit payments or reimbursements for future products that we may develop could materially adversely affect our business.

In the U.S. and elsewhere, sales of prescription drugs depend in part on the consumer’s ability to obtain reimbursement for the cost of the drugs from third-party payors, such as private and government insurance programs. Third-party payors are increasingly challenging the prices charged for medical products and services, including those related to rare diseases, in an effort to promote cost containment measures and alternative health care delivery systems. Our prospects for achieving profitability will depend heavily upon the availability of adequate reimbursement for the use of our approved product candidates from governmental and other third party payors, both in the U.S. and in other markets. Reimbursement by a third party payor may depend upon a number of factors, including the third party payor’s determination that use of a product is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

Obtaining reimbursement approval for a product from each governmental or other third party payor is a time consuming and costly process that could require us to provide supporting scientific, clinical and cost effectiveness data for the use of our products to each payor. We may not be able to provide data sufficient to gain acceptance with respect to reimbursement or might need to conduct post-marketing studies in order to demonstrate the cost-effectiveness of any future products to such payors’ satisfaction. Such studies might require us to commit a significant amount of management time and financial and other resources. Even when a payor determines that a product is eligible for reimbursement, the payor may impose coverage limitations that preclude payment for some uses that are approved by the FDA or non-U.S. regulatory authorities. In addition, there is a risk that full reimbursement may not be available for high priced products. Moreover, eligibility for coverage does not imply that any product will be reimbursed in all cases or at a rate that allows us to make a profit or even cover our costs. Interim payments for new products, if applicable, may also not be sufficient to cover costs and may not be made permanent.

We are exposed to product liability and preclinical and clinical liability risks which could place a substantial financial burden upon us, should we be sued, if we do not have adequate liability insurance or general insurance coverage for such a claim.

Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of products like ours. Foreign regulations or clinical sites may require us, as sponsor, to be liable for medical outcomes even if an adverse event is not directly related to our product candidate. In addition, the use in our clinical trials of pharmaceutical formulations and products that our potential collaborators may develop and the subsequent sale of these formulations or products by us or our potential collaborators may cause us to bear a portion or all of the product liability risks. As is common for companies sponsoring such clinical testing, we carry product liability insurance. This insurance may in some instances may be insufficient to offset a negative judgment or settlement payment. As a result, a successful liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition and results of operations.

We are subject to regulations regarding the manufacturing of therapeutic proteins.

We are subject to ongoing periodic unannounced inspections by the FDA, corresponding state agencies or non-U.S. regulatory authorities to ensure strict compliance with current good manufacturing practice (“cGMP”) and other government regulations and corresponding foreign standards. The cGMP requirements govern quality control and documentation policies and procedures. Complying with cGMP and non-U.S. regulatory requirements will require that we expend time, money, and effort in production, recordkeeping, and quality control to assure that the product meets applicable specifications and other requirements. We must also pass a pre-approval inspection prior to regulatory approval. Failure to pass a pre-approval inspection might significantly delay FDA approval of our products. If we fail to comply with these requirements, we would be subject to possible regulatory action and might be limited in the jurisdictions in which we are permitted to sell our products. As a result, our business, financial condition, and results of operations might be materially harmed.

We currently manufacture the therapeutic protein products used in the production of sebelipase alfa; however, we have limited experience in manufacturing or procuring products in commercial quantities and our manufacturing system has never produced a product approved by regulatory authorities for commercial use. We may not be able to manufacture enough product to conduct clinical trials or for later commercialization at an acceptable cost or at all. We may not be able to produce, or sufficiently test comparable drug materials derived from different manufacturing facilities operating by us or from processes run by our third party manufacturing partners, which could impact our ability or timing with respect to receiving regulatory approval for our product candidates.

Our current and anticipated future reliance on a limited number of third parties to complete the manufacturing process for our products exposes us to certain risks.

We currently rely on third parties to complete the manufacturing process, including purifying, finishing and filling our products. Our anticipated future reliance on a limited number of third-party manufacturers exposes us to the following risks:

•

We might be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA and other regulatory authorities must approve any replacement contractor. This approval would generally require new testing and compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our products after receipt of FDA approval, if any.

•	Our third-party manufacturers might be unable to formulate and manufacture the relevant drugs in the volume and of the quality required to meet our clinical and commercial needs, if any.

•

Our third-party contract manufacturers might not perform as agreed or might not remain in the contract manufacturing business for the time required to supply possible clinical trials or to successfully produce, store and distribute our products.

•

Drug manufacturers are subject to ongoing periodic unannounced inspections by the regulatory, corresponding state agencies and non-U.S. regulatory authorities to ensure strict compliance with cGMP, and other government regulations and corresponding foreign standards. We do not have control over third-party manufacturers’ compliance with these regulations and standards.

•

If any third-party manufacturer makes improvements in the manufacturing process for the relevant products, we might not own, or might have to share, the intellectual property rights to the innovation with our licensors.

•	We might compete with other companies for access to these manufacturers’ facilities and might be subject to manufacturing delays if the manufacturers give other clients higher priority than us.

Each of these risks could delay our clinical trials or the approval, if any, of our product candidates by the FDA or the commercialization of our product candidates and could result in higher costs or deprive us of potential product revenues. As a result, our business, financial condition, and results of operations might be materially harmed.

We face significant competition from other pharmaceutical and biotechnology companies. Our operating results will suffer if we fail to compete effectively.

The pharmaceutical and biotechnology industries are intensely competitive and subject to rapid and significant technological change. Our competitors include organizations such as major multinational pharmaceutical companies, established biotechnology companies and specialty pharmaceutical and generic drug companies. Many competitors have greater financial and other resources than we have, such as larger research and development staff, more extensive marketing, distribution, sales and manufacturing organizations and experience, more extensive clinical trial and regulatory experience, expertise in prosecution of intellectual property rights and access to development resources like personnel and technology. As a result, these companies may develop or improve existing technologies that make our manufacturing technology or product candidates obsolete or they may obtain regulatory approval more rapidly than we are able to and may be more effective in selling and marketing their products.

Our operations are subject to the economic, political, legal and business conditions in the countries in which we do business, and our failure to operate successfully or adapt to changes in these conditions could cause our operations to be limited or disrupted.

We have expanded our operations outside of the United States and expect to continue to do so in the future. Our current operations in foreign countries subject us to certain risks that could cause our operations to be limited or disrupted, including volatility in international economies, political instability, difficulties enforcing contractual and intellectual property rights, changes in laws, regulations or enforcement practices with respect to our business, compliance with tax, employment and labor laws, costs and difficulties in recruiting and retaining qualified managers and employees to manage and operate the business in local jurisdictions and costs and difficulties in managing and monitoring international operations.

Our business depends on protecting our intellectual property.

We and our licensors are pursuing intellectual property protection for sebelipase alfa and other product candidates in the form of patent applications that have been and will continue to be filed in the U.S. and in other countries; however, there can be no assurance that patents will issue with the scope for which they are originally filed, if at all.

If we and our licensors do not obtain protection for our respective intellectual property rights and our products are not, or are no longer, protected by regulatory exclusivity protection, such as orphan drug protection, our competitors might be able to develop and commercialize competing drugs.

Our success, competitive position, and future revenues, if any, depend in part on our ability and the abilities of our licensors to obtain and maintain patent protection for our products, methods, processes, and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights, and to operate without infringing on the proprietary rights of third parties. We currently hold various issued patents and exclusive licenses to issued patents and own and have exclusive licenses to various patent applications, in each case in the U.S. as well as rights under foreign patents and patent applications. We anticipate filing additional patent applications both in the U.S. and in other countries, as appropriate. However, the patent process is subject to numerous risks and uncertainties, and there can be no assurance that we will be successful in protecting our products by obtaining and defending patents. These risks and uncertainties include the following:

•	our patent rights might be challenged, invalidated, or circumvented, or otherwise might not provide any competitive advantage;

•

our competitors, many of which have substantially greater resources than we do and many of which might make significant investments in competing technologies, might seek, or might already have obtained, patents that will limit, interfere with, make obsolete, or eliminate our ability to make, use, and sell our potential products either in the U.S. or in international markets;

•

as a matter of public policy regarding worldwide health concerns, there might be significant pressure on the U.S. government and other international governmental bodies to limit the scope of patent protection both inside and outside the U.S. for disease treatments that prove successful; and

•	countries other than the U.S. might have less restrictive patent laws than the U.S., giving foreign competitors the ability to exploit these laws to create, develop, and market competing products.

In addition, the U.S. Patent and Trademark Office (“USPTO”) and patent offices in other jurisdictions have often required that patent applications concerning pharmaceutical and/or biotechnology-related inventions be limited or narrowed substantially to cover only the specific innovations exemplified in the patent application, thereby limiting the scope of protection against competitive challenges. Thus, even if we or our licensors are able to obtain patents, the patents might be substantially narrower than anticipated.

Patent and other intellectual property protection is crucial to the success of our business and prospects, and there is a risk that such protections will prove inadequate. Our business and prospects might be materially harmed if these protections prove insufficient.

On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law, including provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The USPTO has issued regulations and procedures to govern administration of the Leahy-Smith Act, but many of the substantive changes to patent law associated with the Leahy-Smith Act have only recently become effective. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

We rely on trade secret protections through confidentiality agreements with our employees and third parties, and the breach of these agreements could adversely affect our business and prospects.

We rely on trade secrets, which we seek to protect, in part, through confidentiality and non-disclosure agreements with our employees, collaborators, suppliers, and other parties. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any such breach, or that our trade secrets will not otherwise become known to or independently developed by our competitors. We might be involved from time to time in litigation to determine the enforceability, scope, and validity of our proprietary rights. Any such litigation could result in substantial cost and divert management’s attention from operations. If any of these events occurs, or we otherwise lose protection for our trade secrets or proprietary know-how, the value of this information may be greatly reduced.

We are dependent on certain license relationships.

We have licensed technology that is related to our proprietary expression technology from the University of Georgia, University of Minnesota and Pangenix. In addition, we obtained exclusive worldwide rights to multiple patents and patent applications covering the use of LAL for the treatment of LAL Deficiency and atherosclerosis from Shire and Cincinnati Children’s Hospital Research Foundation. We might enter into additional licenses in the future. Licenses to which we are a party contain, and we expect that any future licenses will contain, provisions requiring up-front, milestone, and royalty payments to licensors and other conditions to maintaining the license rights. If we fail to comply with our obligations under any such license, the applicable licensor may have the right to terminate the license on relatively short notice and as a result, we may not be able to commercialize drug candidates or technologies that were covered by the applicable license. Also, the milestone and other payments associated with these licenses will make it less profitable for us to develop our drug candidates.

We will be dependent on orphan drug status to commercialize sebelipase alfa and SBC-103. A competitor may receive orphan drug marketing authorization prior to us for the same indication for which we are seeking approval.

We expect to rely heavily on the orphan drug designation for sebelipase alfa and SBC-103, which grants seven years of marketing exclusivity under the Federal Food, Drug, and Cosmetic Act, and up to 10 years of marketing exclusivity in Europe. While the orphan drug designation for sebelipase alfa and SBC-103 will provide market exclusivity in the U.S., Europe and Japan, we will not be able to exclude other companies from manufacturing and/or selling drugs using the same active ingredient for the same indication beyond that timeframe. Furthermore, the marketing exclusivity in Europe can be reduced from 10 years to six years if the initial designation criteria have significantly changed since the market authorization of the orphan drug. Even if we have orphan drug designation for a particular drug indication, we cannot guarantee that another company also with orphan drug designation will not receive marketing authorization for the same indication before we do. If that were to happen, our applications for that indication may not be approved until the competing company’s period of exclusivity has expired. Also, we cannot guarantee that another company with orphan drug designation will not receive marketing authorization for the same indication at the same time we do. In this case, both companies would receive market exclusivity, which could have a material adverse effect on sales in that market. Even if we are the first to obtain marketing authorization for an orphan drug indication, there are circumstances under which a competing product may be approved for the same indication during the seven-year period of marketing exclusivity in the U.S., such as if the later product is shown to be clinically superior to our product, or if the later product is a different drug than sebelipase alfa or SBC-103. Further, the seven-year marketing exclusivity in the U.S. would not prevent competitors from obtaining approval of the same compound for other indications or the use of other types of drugs for the same use as the orphan drug.

If we are unable to retain and recruit qualified scientists and advisors, or if any of our key executives, key employees or key consultants discontinues his or her employment or consulting relationship with us, it may delay our development efforts or otherwise harm our business.

The loss of any of our key executives, employees or key consultants could impede the achievement of our research and development objectives. Furthermore, recruiting and retaining qualified scientific personnel to perform research and development work in the future is critical to our success. We may be unable to attract and retain personnel on acceptable terms given the competition among biotechnology, biopharmaceutical, and health care companies, universities, and non-profit research institutions for experienced scientists and other disciplines. Competition for employees may impact our ability to recruit and retain qualified personnel in the future. Certain of our officers, directors, scientific advisors, and/or consultants or certain of the officers, directors, scientific advisors, and/or consultants hereafter appointed may from time to time serve as officers, directors, scientific advisors, and/or consultants of other biopharmaceutical or biotechnology companies. We do not maintain “key man” insurance policies on any of our officers or employees. We currently have employment contracts with our Chief Executive Officer, Sanj K. Patel, and other executive officers which provide for certain severance benefits. Consistent with our current employment policies, all of our employees are employed “at will” and, therefore, each employee may leave our employment at any time. If we are unable to retain our existing employees, including qualified scientific personnel, and attract additional qualified candidates, our business and results of operations could be adversely affected. We are not aware of any key personnel who intend to retire or otherwise leave us in the near future.

We derive a significant portion of our income from royalties on sales of FUZEON. If FUZEON sales continue to decline, our business could suffer.

Royalties on sales of FUZEON are currently a significant source of revenue for us. FUZEON competes with numerous existing therapies for the treatment of HIV. From 2007 through 2012, overall FUZEON net sales reported by our commercialization partner Hoffman-La Roche, Inc., or Roche, have declined, totaling $112.2 million, $88.4 million, $50.7 million and $41.3 million for fiscal 2009, 2010, 2011 and 2012, respectively. We cannot predict if or when sales levels for FUZEON will stabilize.

Uncertainties relating to third-party reimbursement and health care reform measures could limit payments or reimbursements for FUZEON, which could adversely affect our business.

Currently, because of the high cost of the treatment of HIV, many state legislatures are reassessing reimbursement policies for this therapy. If third-party payor reimbursements for FUZEON are limited or reduced, our results of operations will be adversely affected. In addition, emphasis in the U.S. on the reduction of the overall costs of health care through managed care has increased and will continue to increase the pressure to reduce the prices of pharmaceutical products.

The wholesale acquisition cost of a one-year supply of FUZEON in the U.S. is approximately $32,500. A high drug price could also negatively affect patients’ ability to receive reimbursement coverage for FUZEON from third-party payors, such as private or government insurance programs. If Roche is unable to obtain and maintain reimbursement from a significant number of third-party payors, it would have a material adverse effect on our business, financial condition and results of operations.

Currently, FUZEON is covered by Medicaid in all 50 states in the U.S. In addition, the AIDS Drug Assistance Programs in all 50 states and a majority of private insurers provide some amount of access to FUZEON. However, there are reimbursement challenges remaining. Some of the payors require patients to meet minimum medical requirements, such as maintaining certain cell levels associated with HIV, to receive reimbursement. Other payors limit the number of patients to which they will provide reimbursement for FUZEON, and other payors may require co-payments by the patient in order to receive reimbursement for FUZEON that are significantly higher than those required for other anti-HIV drugs.

Several major pharmaceutical companies have offered to sell their anti-HIV drugs at or below cost to certain countries in Africa and Least Developed Countries (as defined by the United Nations), which could adversely affect the reimbursement climate of, and the prices that may be charged for, HIV medications in the U.S. and the rest of the world. Third-party payors could exert pressure for price reductions in the U.S. and the rest of the world based on these lower costs offered in Africa and Least Developed Countries. This price pressure could limit the price that Roche would be able to charge for FUZEON, thereby adversely affecting our results of operations

If the sale of FUZEON infringes the proprietary rights of third parties, we may need to obtain licenses, pay damages or defend litigation.

If the sale of FUZEON infringes the proprietary rights of third parties, we could incur substantial costs and may have to:

•	obtain licenses, which might not be available on commercially reasonable terms, if at all;

•	pay damages; and/or

•	engage in litigation or administrative proceedings which might be costly whether we win or lose, and which could result in a substantial diversion of financial and management resources.

Any of these events could substantially harm our earnings, financial condition, and operations.

On November 20, 2007, Novartis Vaccines and Diagnostics, Inc. (“Novartis”) filed a lawsuit against us and Roche and certain of its affiliated entities, alleging infringement of Novartis’s U.S. Patent No. 7,285,271 (the “‘271 Patent”), related to the manufacture, sale and offer for sale of FUZEON. On September 23, 2010, we entered into a settlement agreement (the “Settlement Agreement”) with Roche and Novartis settling the lawsuit and the lawsuit was dismissed with prejudice from the Eastern District of North Carolina on September 28, 2010. Under the terms of the Settlement Agreement, we, in collaboration with Roche, have the right to continue to sell FUZEON under a license to the ‘271 Patent in exchange for the payment of royalties to Novartis on net sales of FUZEON. We will share responsibility for payment of these royalties equally with Roche.

We may pursue rapid expansion of our workforce or diversify our business strategy through mergers, acquisitions, licensing arrangement or other contractual arrangements with third parties which may require substantial resources and substantial amounts of time from members of our senior management and involve numerous risks.

We may spend substantial resources to hire additional employees or pursue acquisitions of new technologies or businesses that we would expect to be complementary to our current technologies or business focus through mergers, acquisitions, licensing arrangement or other contractual arrangements with third parties. Acquisitions of technologies, companies or product rights involve numerous risks, including potential difficulties in the integration of acquired operations such as retaining key employees of the acquired business, integrating research and development programs, not meeting financial objectives, increased costs, undisclosed liabilities not covered by insurance or terms of acquisition, and diversion of management’s attention and resources in connection with an acquisition. No assurance can be given as to our success in identifying, executing, and integrating acquisitions in the future.

Our success will depend in part on relationships with third parties. Any adverse changes in these relationships could adversely affect our business, financial condition, or results of operations.

Our success will be dependent on our ability to maintain and renew business relationships with third parties and to establish new business relationships. There can be no assurance that our management will be able to maintain such business relationships, or enter into or maintain new business contracts and other business relationships, on acceptable terms, if at all. The failure to maintain important business relationships could have a material adverse effect on our business, financial condition, or results of operations.

Our charter documents and indemnification agreements require us to indemnify our directors and officers to the fullest extent permitted by law, which may obligate us to make substantial payments and to incur significant insurance-related expenses.

Our charter documents require us to indemnify our directors and officers to the fullest extent permitted by law. This could require us, with some legally prescribed exceptions, to indemnify our directors and officers against any and all expenses, judgments, penalties, fines, and amounts reasonably paid in defense or settlement of an action, suit, or proceeding brought against any of them by reason of the fact that he or she is or was our director or officer. In addition, expenses incurred by a director or officer in defending any such action, suit, or proceeding must be paid by us in advance of the final disposition of that action, suit or proceeding if we receive an undertaking by the director or officer to repay us if it is ultimately determined that he or she is not entitled to be indemnified. We have also entered into indemnification agreements with each of our directors and officers. In furtherance of these indemnification obligations, we maintain directors’ and officers’ insurance in the amount of $30,000,000. For future renewals, if we are able to retain coverage, we may be required to pay a higher premium for our directors’ and officers’ insurance than in the past and/or the amount of its insurance coverage may be decreased.

Risks Relating Our Financial Position and Capital Requirements

We may be unable to raise the substantial additional capital that we will need to further develop and commercialize our products.

As is typical of biotechnology companies at our stage of development, our operations consume substantial amounts of cash and we will need substantial additional funds to further develop and commercialize our products.

While we will need to seek additional funding, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock. We may also seek additional funds through arrangements with collaborators or other third parties. These arrangements would generally require us to relinquish rights to some of our technologies, product candidates or products, and we may not be able to enter into such agreements, on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our development programs, including some or all of our product candidates.

We have incurred significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future. We are a company with limited historical revenues, which makes it difficult to assess our future viability.

We are a clinical-stage biopharmaceutical company. Biopharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. We expect our expenses to increase in connection with our efforts to seek approval for and commercialize sebelipase alfa and our research and development of our other product candidates, including but not limited to, SBC-103. As a result, we expect to continue to incur significant research and development and other expenses related to our ongoing operations for the foreseeable future. If any of our product candidates fail in clinical trials or do not gain regulatory approval, or if any of our product candidates, if approved, fail to achieve market acceptance, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our prior losses, combined with expected future losses, have had and will continue to have an adverse effect on our stockholders’ equity and working capital.

Our ability to utilize Trimeris’ net operating loss and tax credit carryforwards in the future is subject to substantial limitations and may be further limited as a result of the Reverse Merger.

Federal and state income tax laws impose restrictions on the utilization of net operating loss (“NOL”) and tax credit carryforwards in the event that an “ownership change” occurs for tax purposes, as defined by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). In general, an ownership change occurs when stockholders owning 5% or more of a “loss corporation” (a corporation entitled to use NOL or other loss carryforwards) have increased their aggregate ownership of stock in such corporation by more than 50 percentage points during any three-year period. If an “ownership change” occurs, Section 382 of the Code imposes an annual limitation on the amount of post-ownership change taxable income that may be offset with pre-ownership change NOLs of the loss corporation experiencing the ownership change. The annual limitation is calculated by multiplying the loss corporation’s value immediately before the ownership change by the greater of the long-term tax-exempt rate determined by the IRS in the month of the ownership change or the two preceding months. This annual limitation may be adjusted to reflect any unused annual limitation for prior years and certain recognized built-in gains and losses for the year. Section 383 of the Code also imposes a limitation on the amount of tax liability in any post-ownership change year that can be reduced by the loss corporation’s pre-ownership change tax credit carryforwards.

On November 2, 2011, we completed the Reverse Merger which resulted in an “ownership change” of Trimeris. Trimeris previously experienced an “ownership change” in 2008. Accordingly, our ability to utilize Trimeris’ NOL and tax credit carryforwards may be substantially limited. These limitations could, in turn, result in increased future tax payments for us, which could have a material adverse effect on our business, financial condition.

Our management is required to devote substantial time to comply with public company regulations.

As a public company, we incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules implemented by the SEC and the NASDAQ Global Select Market, impose various requirements on public companies, including those related to corporate governance practices. Our management and other personnel will need to devote substantial time to these requirements. Certain members of our management do not have experience in addressing these requirements.

Sarbanes-Oxley requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, we will be required to perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of Sarbanes-Oxley (“Section 404”). We will incur substantial accounting and related expenses to comply with Section 404. We may need to hire additional accounting and financial staff to satisfy the ongoing requirements of Section 404. Moreover, if we are not able to comply with the requirements of Section 404, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the NASDAQ Global Select Market, the SEC, or other regulatory authorities.

We rely on Roche to timely deliver important financial information relating to sales of FUZEON. In the event that this information is inaccurate, incomplete, or not timely, we will not be able to meet our financial reporting obligations as required by the SEC.

Under the Amended and Restated Agreement by and between Roche and Trimeris, effective as of January 1, 2011 (the “Roche License Agreement”), Roche has exclusive control over the flow of information relating to sales of FUZEON that we require to meet our SEC reporting obligations. Roche is required under the Roche License Agreement to provide us with timely and accurate financial data related to sales of FUZEON so that we may meet our reporting requirements under federal securities laws. In the event that Roche fails to provide us with timely and accurate information, we may incur significant liability with respect to the federal securities laws, our disclosure controls and procedures under Sarbanes-Oxley may be inadequate, and we may be forced to restate our financial statements, any of which could adversely affect the market price of our common stock.

Changes in the estimated performance periods of our collaboration arrangements may negatively impact current period revenue.

We account for our collaboration arrangements under the proportional performance method, whereby the amount of revenue recognized in the current period is based on our performance compared to the total estimate to complete the project. If our estimates to complete change in future periods, our collaboration revenue may be reduced and could potentially be negative.

Risks Related to Ownership of Our Common Stock

The market price and trading volume of our common stock may be volatile.

The market price of our common stock could fluctuate significantly for many reasons, including the following factors:

•	announcements of clinical or regulatory developments or technological innovations by us or our competitors,

•	changes in our relationship with our licensors and other strategic partners,

•	our quarterly operating results,

•	declines in sales of FUZEON,

•	developments in patent or other technology ownership rights,

•	public concern regarding the safety of our products,

•	additional funds may not be available on terms that are favorable to us and, in the case of equity financings, may result in dilution to our stock holders,

•	government regulation of drug pricing, and

•	general changes in the economy, the financial markets or the pharmaceutical or biotechnology industries.

Additional factors beyond our control may also have an impact on the price of our stock. For example, to the extent that other large companies within our industry experience declines in their stock price, our stock price may decline as well. In addition, when the market price of a company’s common stock drops significantly, stockholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

Future sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock.

Future sales into the public market of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, including shares of our common stock issued upon exercise of options and warrants, or perceptions that such sales could occur, could adversely affect the market price of our common stock and our ability to raise capital in the future.

Ownership of our common stock is highly concentrated, and it may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

Our executive officers and directors, together with their respective affiliates, beneficially own or control approximately 39.0% of our issued and outstanding common stock. Accordingly, these executive officers, directors and their affiliates, acting individually or as a group, have substantial influence over the outcome of a corporate action requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. These stockholders may also exert influence in delaying or preventing a change in control, even if such change in control would benefit our other stockholders. In addition, the significant concentration of stock ownership may adversely affect the market value of our common stock due to investors’ perception that conflicts of interest may exist or arise.

Anti-takeover provisions in our charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of us difficult.

Our certificate of incorporation and bylaws contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

We have never declared or paid dividends on our common stock and do not anticipate paying dividends in the foreseeable future.

Our business requires significant funding, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have broad discretion in how we use the net proceeds of this offering and our other resources, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and our other resources and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds and our other resources. Moreover, our management may use the net proceeds and our other resources for corporate purposes that may not increase the market price of our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein and therein by reference include forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development, commercialization and manufacturing expectations, plans and timelines; any statements regarding safety and efficacy of product candidates; any statements regarding clinical trial plans and plans to release data associated therewith; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. In addition, forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents that we reference in this prospectus supplement or the accompanying prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus supplement or the accompanying prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 2,750,000 shares of common stock in this offering and after deducting underwriting discount and commissions and estimated offering expenses payable by us, will be approximately $138.6 million, based on an assumed public offering price of $53.14 per share (the last reported sale price of our common stock on the Nasdaq Global Select Market on September 20, 2013) (or approximately $159.4 million if the underwriters exercise their option to purchase an additional 412,500 shares from us in full). If we were to price the offering at a price 5% above or below such assumed offering price, expected net proceeds would increase or decrease by approximately $6.9 million (approximately $8.0 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full).

We currently intend to use the net proceeds from the sale of the common stock in this offering for general corporate purposes, which may include expanding our infrastructure to benefit sebelipase alfa and the rest of our platform, supporting the advancement of SBC-103 and accelerating our early-stage programs and leveraging our platform technology to initiate multiple new pipeline programs. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. As a result, our management will retain broad discretion in the allocation and use of the net proceeds from this offering. Pending these uses, we intend to invest the net proceeds from this offering in short-term, interest-bearing investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is equal to our total tangible assets minus total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2013.

Our net tangible book value as of June 30, 2013 was approximately $298,132,000, or $10.90 per share of common stock. After giving effect to the assumed sale of 2,750,000 shares of common stock by us at an assumed public offering price of $53.14 per share (the last reported sale price of our common stock on the Nasdaq Global Select Market on September 20, 2013), and after deducting our estimated underwriting discount and commissions and estimated offering expenses payable by us, our net tangible book value was approximately $436,710,000 or approximately $14.51 per share of common stock, as of June 30, 2013. This represents an immediate increase in net tangible book value of approximately $3.61 per share to existing stockholders and an immediate dilution of approximately $38.63 per share to investors participating in this offering. The following table illustrates this calculation on a per share basis:

Public Offering price for one share of common stock		$53.19
Net tangible book value per share as of June 30, 2013		$10.90
Increase per share attributable to the offering	$3.61
As adjusted net tangible book value per share after this offering		$14.51
Dilution per share to investors participating in this offering		$38.63

If the underwriters exercise their option to purchase additional shares in full, the pro forma as adjusted net tangible book value per share after giving effect to this offering would be $14.99 per share, which amount represents an immediate increase in pro forma net tangible book value of $4.09 per share of our common stock to existing stockholders and an immediate dilution in net tangible book value of $38.15 per share of our common stock to new investors purchasing shares of common stock in this offering.

The number of shares of common stock shown above to be outstanding after this offering is based on 27,352,000 shares outstanding as of June 30, 2013 and excludes:

•	2,803,242 shares of our common stock subject to options outstanding as of September 19, 2013 having a weighted average exercise price of $32.80 per share; and

•	1,089,627 shares of our common stock that have been reserved for issuance in connection with future grants under our stock option plans as of September 19, 2013.

The exercise of outstanding options having an exercise price less than the offering price will increase dilution to new investors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering a maximum of 2,750,000 shares of common stock.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” on page 10 of the accompanying prospectus.

UNDERWRITING

The Company and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co. is the representative of the underwriters.

Underwriters	Number of Shares
Goldman, Sachs & Co.

Total

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 412,500 shares from the Company to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discount and commissions to be paid to the underwriters by the Company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 412,500 additional shares.

Paid by the Company
	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $             per share from the initial public offering price. After the initial offering of the shares, the representative may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Company has agreed, for the period ending 90 days after the date of this prospectus supplement (the “restricted period”), not to without the prior written consent of Goldman, Sachs & Co. on behalf of the underwriters:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock; or

•

file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (except for registration statements on Form S-8);

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise; provided that the foregoing prohibitions shall not apply to:

•	the sale of shares to the underwriters;

•

the issuance by the Company of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing; or

•	certain grants of stock options under the Company’s stock-based compensation plans.

All of our directors and officers have agreed, subject to certain exceptions, for the restricted period, not to, without the prior written consent of Goldman, Sachs & Co. on behalf of the underwriters:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The restricted period will be extended if:

•	during the last 17 days of the restricted period we issue an earnings release or material news event relating to us occurs, or

•	prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period,

in which case the restrictions on us, our directors and officers and certain holders of our outstanding stock and stock options described in the preceding paragraphs will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Entities affiliated with two of our directors, Felix Baker and Thomas Tisch, which collectively beneficially own approximately 37% of our common stock, have not entered into the lock-up described above.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time :

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The Company estimates that its share of the total expenses of the offering, excluding underwriting discount and commissions, will be approximately $250,000. The underwriters have agreed to reimburse the Company for certain expenses incurred in connection with this offering.

The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Willkie Farr & Gallagher LLP, New York, New York, is acting as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.synageva.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room

100 F Street N.E.

Washington, DC 20549.

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and accompanying prospectus. We incorporate by reference into this prospectus supplement and accompanying prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules). We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 14, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, as filed with the SEC on May 7, 2013 and June 30, 2013, as filed with the SEC on August 7, 2013;

•	Our Current Reports on Form 8-K filed on January 4, 2013, January 22, 2013, April 8, 2013, June 10, 2013 and August 5, 2013 (solely with respect to the disclosure contained in Item 5.02); and

•

The description of our common stock contained in our registration statement on Form 8-A filed October 1, 1997, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Synageva BioPharma Corp.

33 Hayden Avenue

Lexington, Massachusetts 02421

(781) 357-9900

Copies of these filings are also available, without charge, through the “Investor Relations” section of our website (www.synageva.com) as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not part of this prospectus supplement and accompanying prospectus.

PROSPECTUS

SYNAGEVA BIOPHARMA CORP.

Common Stock

Preferred Stock

Warrants

Debt Securities

We may offer and sell from time to time, in one or more series or issuances and on terms determined at the time of the offering, any combination of the securities described in this prospectus. In addition, selling security holders to be named in a prospectus supplement may offer our securities from time to time.

Specific terms of any offering will be provided in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

General Information

Our common stock is traded on the Nasdaq Global Select Market under the symbol “GEVA.” On December 28, 2012, the closing price of our common stock was $46.30.

Investing in our securities involves risks. See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 3, 2013

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to give you information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, any combination of the securities described in this prospectus may be sold in one or more offerings. Each time securities are sold under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, “Synageva,” the “Company,” “we,” “us,” “our” and similar names refer to Synageva BioPharma Corp. and its subsidiaries unless we state otherwise or the context otherwise requires.

OUR BUSINESS

We are a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of therapeutic products for patients with life-threatening rare diseases and unmet medical needs. We have several protein therapeutics in our pipeline, including two enzyme replacement therapies for lysosomal storage disorders (LSD) and additional programs for other life-threatening genetic conditions for which there are currently no approved treatments.

We have a team with a proven track record of successfully developing and delivering products that provide meaningful medical value. Our pipeline is focused on first-mover, orphan diseases and we believe our manufacturing technology allows consistent, scalable, sustainable and capital efficient production of our protein therapeutics with the further potential to leverage this technology to develop improved biologic therapies for unmet medical needs. We have retained the worldwide rights to our pipeline programs, including our lead program, sebelipase alfa (formerly referred to as SBC-102) for the treatment of an ultra rare LSD known as lysosomal acid lipase deficiency (LAL Deficiency). We are building the company to independently develop and commercialize our products globally.

Sebelipase alfa is a recombinant form of the human lysosomal acid lipase (LAL) enzyme under development as an enzyme replacement therapy for LAL Deficiency. LAL Deficiency is a rare, autosomal recessive LSD caused by a marked decrease in LAL enzyme activity. In LAL deficient patients, the marked reduction in LAL enzyme activity causes the buildup of fatty material in the liver, spleen and blood vessel walls. This results in a range of abnormalities including liver dysfunction often leading to liver fibrosis, cirrhosis, and ultimately hepatic failure as well as dyslipidemia. Late onset LAL Deficiency, sometimes called Cholesteryl Ester Storage Disease (CESD), affects both children and adults where liver involvement often leads to hepatic damage, cirrhosis and liver failure and type II hyperlipidemia (high cholesterol and triglycerides). Early onset LAL Deficiency, sometimes called Wolman disease, affects infants and is characterized by severe malabsorption, growth failure, and hepatic failure and is usually fatal within the first year of life.

We are currently evaluating sebelipase alfa in global clinical trials and sebelipase alfa has been granted orphan designations by the U.S. Food and Drug Administration (FDA), the European Medicines Agency, and the Japanese Ministry of Health, Labour and Welfare. Additionally, sebelipase alfa received “fast track” designation by the FDA.

Nine adults with LAL Deficiency were enrolled in December 2011 in an initial Phase I/II trial evaluating sebelipase alfa in adults with late onset LAL Deficiency. Patients were predominantly male with a mean age of 32 years (range 19-45). Eight of the nine patients had a history of hepatomegaly, and two of the nine patients had evidence of more advanced liver disease, including cirrhosis and portal hypertension. Seven patients had a history of other cardiovascular conditions. Seven of the nine patients were receiving treatment with lipid modifying therapies including ezetimibe, statins, and other medications. After completing four weeks of treatment in the initial trial and at least four weeks of a post-treatment observation period, patients were allowed to receive continued treatment with sebelipase alfa by enrolling in a long-term and still ongoing open-label extension study.

Eight of the nine patients have enrolled in the extension study. These patients received four once-weekly infusions of sebelipase alfa (0.35 mg/kg, 1.0 mg/kg, or 3.0 mg/kg) and then transitioned to every other week infusions of sebelipase alfa (1.0 mg/kg or 3.0 mg/kg). In November 2012, at the American Association for the Study of Liver Diseases (AASLD) annual meeting, we announced 24 week results from the extension study. Data at the AASLD meeting were derived from seven of the eight patients who completed six months of dosing in the extension study.

For these seven patients, longer term dosing with sebelipase alfa produced mean decreases for alanine aminotransferase (ALT) and aspartate transaminase (AST) from the initial baseline to week 24 of the extension study of 54% and 30%, respectively (p < 0.05 for both). In addition, sebelipase alfa resulted in mean decreases from the initial baseline to week 24 of the extension study for total cholesterol of 31%, LDL of 43% and triglycerides of 22%, p < 0.05 for all measures, as well as mean increases in HDL of 14% (p=0.09). In the extension study, liver fat fraction is measured by multi-echo magnetic resonance imaging (MRI) or magnetic resonance spectroscopy and liver volume is measured by MRI. At the end of 24 weeks, treatment with sebelipase alfa in the extension study resulted in a mean decrease in liver fat fraction of 34% and a mean decrease in liver volume of 8%. At the Lysosomal Disease Network World Symposium in February 2013, investigators will present nine month data from the extension study that demonstrate comparable safety and efficacy to the six month data presented at the November 2012 AASLD meeting. The clinical relevance of these various endpoints remains subject to regulatory assessment and, while these preliminary data are encouraging, they do not guarantee eventual regulatory approval, which will be based on the totality of clinical evidence when studies are complete.

Sebelipase alfa was well tolerated throughout the initial 24 weeks of the extension study. The majority of adverse events were mild and unrelated to sebelipase alfa. Related or possibly related adverse events included headache, diarrhea, mild abdominal pain and cholesterol elevation. The majority of infusion-related reactions were gastrointestinal (diarrhea, abdominal cramping) and of mild severity. No antidrug antibodies were detected in any of the nine patients in the four week portion of the trial or in the seven patients tested in the extension study at six months. A single patient during the extension study developed acute cholecystitis and cholelithiasis later treated with cholecystectomy. These two serious adverse events were considered to be unlikely related to sebelipase alfa.

We are currently initiating global clinical trial sites to prepare for initial patient enrollment in the first half of 2013 in a randomized, double-blind, placebo-controlled Phase III trial of sebelipase alfa in children and adults with CESD, the late onset form of LAL Deficiency. The clinical trial description for this study was recently posted on clinicaltrials.gov. Additionally, we are conducting ongoing natural history studies to investigate and characterize key aspects of the clinical course of LAL Deficiency to inform the evaluation and care of affected patients.

We are currently enrolling infants with early onset LAL Deficiency, or Wolman disease, in a Phase II/III open-label trial with sebelipase alfa. One infant, who presented with growth failure, anemia and progressively increasing serum transaminases prior to beginning treatment, has received weekly infusions since April 2011 and continues to receive treatment with sebelipase alfa. The infant has tolerated the treatment well and continues to demonstrate substantial improvements in growth, liver function tests (reduction in serum transaminases), and other disease-related abnormalities consistent with our preclinical data for sebelipase alfa.

In addition to sebelipase alfa, we are also progressing other protein therapeutic programs for other rare diseases, which are at various stages of preclinical development. These protein therapeutic programs were selected based on scientific rationale, unmet medical need within the patient population, potential to substantially impact disease course, and strategic alignment with our corporate and commercial efforts, including a potentially significant commercial opportunity. These diseases are characterized by significant morbidity and mortality, currently have high unmet medical need and are conditions in which treatment has the potential to have a meaningful impact on disease progression.

The most advanced of these additional programs is SBC-103, an enzyme replacement therapy for mucopolysaccharidosis type IIIB (MPS IIIB), or Sanfilippo B. This enzyme is a recombinant form of human N-acetyl-alpha-glucosaminidase (NAGLU). There is currently no approved therapy available for MPS IIIB. Similar to LAL Deficiency, MPS IIIB is an autosomal recessive lysosomal storage disease. While initially appearing unaffected, children born with MPS IIIB usually present with a slowing of development and/or behavioral problems around two years of age, followed by progressive intellectual decline and immobility with complete dependency on care providers. The life-span of most affected individuals does not usually extend beyond late teens to early twenties. Preliminary characterization of the enzyme produced using our production platform demonstrates favorable uptake properties compared to previously published attempts to produce this enzyme using standard cell culture based approaches. At the Lysosomal Disease Network World Symposium in February 2013, we will present key preclinical data from our SBC-103 program that shows that dosing with SBC-103 reduces the accumulation of substrate in the brain of a Sanfilippo B animal model.

In 2013, we plan to continue to advance our sebelipase alfa, SBC-103 and other programs, materially increase our investment in all of these programs, potentially expand our product manufacturing capacity and continue to leverage our proprietary production platform to explore additional opportunities. The speed of these activities will depend on a number of factors, including the availability of participants for enrollment in trials, the resulting preclinical and clinical data, regulatory developments and the receipt of satisfactory regulatory approvals. As a result of these increased investments, we anticipate our expenses in 2013 will be significantly greater than those in 2012, although our actual expenditures will depend on multiple factors, including those identified under the heading “Risk Factors”.

We are headquartered in Lexington, Massachusetts, and our principal offices are located at 128 Spring Street, Suite 520, Lexington, Massachusetts 02421 and our telephone number is (781) 357-9900. Information contained on or accessible through our website, www.synageva.com, is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors under the heading “Risk Factors” in the applicable prospectus supplement and all of the other information contained or incorporated by reference in this prospectus or such prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report and in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to the Annual Report, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development, commercialization and manufacturing expectations, plans and timelines; any statements regarding safety and efficacy of product candidates; any statements regarding clinical trial plans and plans to release data associated therewith; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. In addition, forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, any supplements to this prospectus and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus and any supplements to this prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from the sale of securities offered by us by this prospectus may be set forth in the prospectus supplement relating to the specific offering. We will not receive any proceeds from sales by selling security holders.

PLAN OF DISTRIBUTION

We and any selling security holders may sell securities in any of the ways described below or in any combination:

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

We are authorized to issue 60,000,000 shares of common stock. As of December 28, 2012, we had 24,466,818 shares of common stock outstanding.

General

Our stockholders are entitled to one vote for each share of common stock held on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Unless otherwise required by law, our certificate of incorporation, or our bylaws, the affirmative vote of a majority of all eligible votes present in person or by proxy at a meeting of the stockholders at which a quorum is present (or if there are two or more classes of stock voting as separate classes, the holders of a majority of the class of stock voting on the matter) is required to decide any matter. Our stockholders are entitled to receive ratable dividends, if any, as may be declared from time to time by the board of directors out of legally available funds, subject to any preferential dividend rights applicable to any outstanding shares of our preferred stock that may be issued in the future. We have not declared or paid cash dividends on our capital stock during the past two fiscal years. Any determination to pay dividends to holders of common stock in the future will be at the discretion of the board of directors and will depend on many factors, including our financial condition, results of operations, general business conditions, and any other factors the board of directors deems relevant.

In the event of a liquidation, dissolution or winding up of the Company, our stockholders are entitled to share ratably in all of our assets remaining after the payment of all debts and other liabilities, subject to the prior distribution rights of any outstanding shares of preferred stock that may be issued in the future. There are no preemptive, subscription, redemption, sinking fund or conversion rights applicable to the common stock. All shares of common stock have equal rights and preferences. The outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of our stockholders are subject to the rights of the holders of shares of any class or series of our preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Nasdaq Global Select Market

Our common stock was listed for quotation on the Nasdaq Global Market under the symbol “GEVA” until January 1, 2013. We were notified near the end of December 2012 by Nasdaq Listing Qualifications that our common stock was eligible for inclusion on the Nasdaq Global Select Market. As a result, as of January 2, 2013 our common stock is listed for quotation on the Nasdaq Global Select Market under the symbol “GEVA.”

DESCRIPTION OF PREFERRED STOCK

The board of directors has the authority, without action by the our stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more series and to designate the rights, preferences and limitations of all such series, any or all of which may be superior to the rights of common stock. As of December 28, 2012, we had no outstanding shares of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until the board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF WARRANTS

As of December 28, 2012, we had no warrants outstanding to purchase shares of our common stock, preferred stock or debt securities. We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•

if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our Company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•

the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•

immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•

we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of Synageva or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control of Synageva permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Synageva, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.synageva.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room

100 F Street N.E.

Washington, DC 20549.

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules). We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 22, 2012, and as amended April 24, 2012;

•

Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, as filed with the SEC on May 9, 2012, June 30, 2012, as filed with the SEC on August 3, 2012, and September 30, 2012, as filed with the SEC on November 6, 2012;

•

Our Current Reports on Form 8-K filed on January 4, 2012, January 5, 2012, January 10, 2012, February 9, 2012, March 5, 2012, June 25, 2012, June 28, 2012, July 6, 2012, July 10, 2012 and December 17, 2012; and

•

The description of our common stock contained in our registration statement on Form 8-A filed October 1, 1997, under the Securities Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Synageva BioPharma Corp.

128 Spring Street, Suite 520

Lexington, Massachusetts 02421

(781) 357-9900

Copies of these filings are also available, without charge, through the “Investor Relations” section of our website (www.synageva.com) as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 as filed March 22, 2012, and as amended April 24, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Trimeris, Inc. as of and for the years ended December 31, 2010 and 2009 appearing in Synageva BioPharma Corp.’s Current Report on Form 8-K dated July 6, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Shares of Common Stock

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.

September                     , 2013